EXHIBIT 99.1
                                                                    ------------





                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Owners of
Pick-n-Pull Auto Dismantlers


In our opinion, the accompanying combined balance sheets and the related combined statements of operations and partners' and member's equity and of cash flows present fairly, in all material respects, the financial position of Pick-n-Pull Auto Dismantlers and its subsidiaries (the Company) at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP
Sacramento, California
February 28, 2003

PICK-N-PULL AUTO DISMANTLERS
COMBINED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001                             (IN THOUSANDS OF DOLLARS)
================================================================================

                                                            2002         2001
                                                          --------     --------
ASSETS
Current assets:
    Cash and cash equivalents                             $  6,507     $  3,092
    Accounts and other receivables                             490          711
    Inventories                                              2,526        2,365
    Prepaid expenses                                           358          273
    Deferred tax assets                                        149          116
    Property held for sale                                     553           --
                                                          --------     --------
        Total current assets                                10,583        6,557

Property and equipment, net                                 26,510       28,706
Note receivable                                                157          157
Goodwill, net                                                9,980        9,980
Other intangible assets, net                                   113          147
Other assets                                                   303          464
                                                          --------     --------
                                                          $ 47,646     $ 46,011
                                                          ========     ========


LIABILITIES AND PARTNERS' AND MEMBER'S EQUITY
Current liabilities:
    Accounts payable                                      $    648     $    562
    Accrued expenses                                         2,042        1,873
    Due to related parties                                   3,500        1,750
    Note payable to member                                     303           74
                                                          --------     --------
        Total current liabilities                            6,493        4,259

Environmental liability                                      2,200          100
Due to related parties                                      22,500       27,007
Note payable to member                                       2,997        5,026
                                                          --------     --------
        Total liabilities                                   34,190       36,392

Minority interests                                           3,000        1,853

Commitments and contingencies (Notes 3 and 4)

Partners' and member's equity                               10,456        7,766
                                                          --------     --------
                                                          $ 47,646     $ 46,011
                                                          ========     ========


                     The accompanying notes are an integral
                       part of these financial statements.

PICK-N-PULL AUTO DISMANTLERS
COMBINED STATEMENTS OF OPERATIONS AND PARTNERS' AND MEMBER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000  (IN THOUSANDS OF DOLLARS)
================================================================================

                                                            2002         2001         2000
                                                          --------     --------     --------
Revenues:
    Part sales and other revenues                         $ 51,176     $ 44,739     $ 38,008
    Scrap metal revenues                                    10,088        8,553        8,194
                                                          --------     --------     --------
                                                            61,264       53,292       46,202
                                                          --------     --------     --------

Costs and expenses:
    Cost of sales                                           21,362       21,435       20,231
    Selling, general and administrative                     16,423       16,760       15,371
    Depreciation and amortization                            3,976        3,789        3,316
    Other nonrecurring charges                               2,100           --           --
                                                          --------     --------     --------
                                                            43,861       41,984       38,918
                                                          --------     --------     --------

        Income from operations                              17,403       11,308        7,284

Other income (expense):
    Interest income                                             65          107           96
    Interest expense                                          (857)      (1,777)      (2,551)
                                                          --------     --------     --------
        Income before taxes and minority interests          16,611        9,638        4,829

Income taxes                                                 1,249          546          172
                                                          --------     --------     --------
        Income before minority interests                    15,362        9,092        4,657

Minority interests                                           2,072          935          710
                                                          --------     --------     --------

Net income                                                  13,290        8,157        3,947

Partners' and member's, beginning of year                    7,766        5,109        3,762

Distributions to partners and member                       (10,600)      (5,500)      (2,600)

                                                          --------     --------     --------
Partners' and member's equity, end of year                $ 10,456     $  7,766     $  5,109
                                                          ========     ========     ========

                     The accompanying notes are an integral
                       part of these financial statements.

PICK-N-PULL AUTO DISMANTLERS
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000  (IN THOUSANDS OF DOLLARS)
================================================================================

                                                            2002         2001         2000
                                                          --------     --------     --------
Cash flows from operating activities:
    Net income                                            $ 13,290     $  8,157     $  3,947
    Noncash items included in income:
      Depreciation and amortization                          3,976        3,789        3,316
      Gain on disposition of assets                             (3)        (274)        (113)
      Minority interests                                     2,072          935          710
      Deferred taxes                                           (33)          31            1
      Changes in assets and liabilities:
        Accounts and other receivables                         221         (147)        (316)
        Inventories                                           (161)         365         (438)
        Prepaid expenses, intangibles and other assets          76          (43)        (231)
        Accounts payable                                        86            3         (773)
        Accrued expenses                                       169          590          255
        Environmental liability                              2,100           --           --
        Due to related party                                (2,757)          --           --
                                                          --------     --------     --------
           Net cash provided by operating activities        19,036       13,406        6,358
                                                          --------     --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                     (2,479)      (4,189)      (6,369)
    Proceeds from sales of equipment                           182          474          647
                                                          --------     --------     --------
           Net cash used in investing activities            (2,297)      (3,715)      (5,722)
                                                          --------     --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from related parties, net                          --           81        3,641
    Principal payments on long-term debt                        --         (624)        (240)
    Principal payments on notes payable to owner            (1,800)        (800)        (900)
    Distributions paid to owners                           (10,600)      (5,500)      (2,600)
    Distributions paid to minority interests                  (924)        (625)        (639)
                                                          --------     --------     --------
           Net cash used in financing activities           (13,324)      (7,468)        (738)
                                                          --------     --------     --------

Net increase (decrease) in cash and cash equivalents         3,415        2,223         (102)
Cash and cash equivalents, beginning of year                 3,092          869          971
                                                          --------     --------     --------
Cash and cash equivalents, end of year                    $  6,507     $  3,092     $    869
                                                          ========     ========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid                                         $    800     $  1,791     $  2,576
                                                          ========     ========     ========
    Income taxes paid                                     $    598     $    363     $    188
                                                          ========     ========     ========



                     The accompanying notes are an integral
                       part of these financial statements.

PICK-N-PULL AUTO DISMANTLERS
NOTES TO COMBINED FINANCIAL STATEMENTS                 (IN THOUSANDS OF DOLLARS)
================================================================================

1.   ORGANIZATION, BASIS OF ACCOUNTING AND SUBSEQUENT EVENTS

     The combined financial statements of Pick-n-Pull Auto Dismantlers (the Company) include the operations of Pick-n-Pull Auto Dismantlers, Partnership (the Partnership), and Pick-n-Pull Auto Dismantlers, Stockton, LLC (the LLC). The Partnership is a California general partnership formed on July 1, 1989, by Pick-n-Pull Auto Dismantling, Inc. (PNPAD) and Norprop, Inc. (Norprop), a wholly-owned subsidiary of Schnitzer Steel Industries, Inc. (Schnitzer). The LLC is a California limited liability corporation with a single member who is the 100% owner of PNPAD.

     On January 8, 2003, Schnitzer entered into an agreement to purchase the remaining 50% interest of the Partnership and 100% of the ownership of the LLC. The transaction was completed in February 2003. The Partnership and the LLC financial statements are combined as the entities are operated as a single business operation under common control.

     At December 31, 2002 the Company, either directly or indirectly, owns and operates 23 auto dismantling facilities in California, Nevada, Texas, Utah, Illinois and Indiana. The Company has the following interests in other auto dismantling entities:

                                                                  PERCENTAGE
                                                                 OWNERSHIP AT
     ENTITY                                                    DECEMBER 31, 2002
     ------                                                    -----------------
     Pick-n-Pull San Jose Auto Dismantlers (San Jose)                 75%
     Pick-n-Pull Auto Dismantlers, Nevada, LLC (Nevada)               50%
     Pick-n-Pull Auto Dismantlers, Oakland (Oakland)                  67%
     U-Pull-It, Inc. (U-Pull-It)                                     100%
     Western Pick-n-Pull Auto Dismantlers (Western)                   80%
     Pick-n-Pull Auto Dismantlers, Chicago, LLC (Chicago)             85%
     Pick-n-Pull Auto Dismantlers, LLC (Dismantlers LLC)              75%
     Carson Auto Wrecking, LLC (Carson)                               25%


     The Company operates in a single business segment, purchasing salvaged vehicles, selling parts from those vehicles through retail facilities and selling the remaining portion of the vehicles for scrap. Cost of sales includes the purchase costs of salvaged vehicles and the direct labor costs to prepare salvaged vehicles for sale.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION. The combined financial statements include the accounts of the Partnership, San Jose, Nevada, Oakland, U-Pull-It, Western, Chicago, Dismantlers LLC and the LLC. The related minority interests are reflected in the combined financial statements. All intercompany transactions and balances have been eliminated in consolidation.

PICK-N-PULL AUTO DISMANTLERS
NOTES TO COMBINED FINANCIAL STATEMENTS                 (IN THOUSANDS OF DOLLARS)
================================================================================

     USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     OTHER NONRECURRING CHARGES. Included in other nonrecurring charges are the estimated future costs for environmental remediation requirements which are accrued on an undiscounted basis when it is probable that the Company has incurred a liability and the related costs can be reasonably estimated. When only a range of amounts is established, and no amount within the range is better than another, the minimum amount of the range is recorded.

     REVENUE RECOGNITION. The Company derives revenues from the retail sale of salvaged vehicle parts and the related sale of salvaged vehicle scrap metal. Revenue on scrap sales is recorded when scrap is shipped to customers.

     CASH AND CASH EQUIVALENTS. Cash equivalents include cash on hand, deposits in banks and short-term investments with maturities of ninety days or less when purchased. Cash and cash equivalents exceeded FDIC-insured limits at December 31, 2002 and 2001.

     INVENTORIES. Inventories consist of salvage vehicles and are stated at the lower of average cost or market.

     PROPERTY AND EQUIPMENT. Property and equipment are depreciated on a straight-line basis over their estimated useful lives as follows:

     Leasehold improvements                                 7 - 10 years
     Buildings                                                  20 years
     Machinery, equipment and vehicles                      5 - 10 years
     Furniture and fixtures                                      5 years

     Repair and maintenance costs are charged against income, while improvements are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in other income.

     IMPAIRMENT OF LONG-LIVED ASSETS. The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which establishes accounting standards for the impairment of long-lived assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, an impairment loss is recognized.

     OTHER INTANGIBLE ASSETS. Other intangible assets consist of non-compete agreements which are amortized on a straight-line basis over the five-year term of the agreements. Accumulated amortization totaled $187 and $153 at December 31, 2002 and 2001, respectively.

PICK-N-PULL AUTO DISMANTLERS
NOTES TO COMBINED FINANCIAL STATEMENTS                 (IN THOUSANDS OF DOLLARS)
================================================================================

     OTHER ASSETS. Other assets consist of deposits, option payments to purchase land that is currently leased, and an investment in Carson Auto Wrecking, LLC. The Company has recorded its 25% investment in Carson under the equity method of accounting, as it does not have the ability to exercise control over operating and financial policies.

     SELF-INSURANCE. The Company is self-insured for workers' compensation claims up to specified per claim and aggregate amounts. Self-insurance costs are accrued based upon the aggregate liability for reported and incurred but not reported claims. These liabilities are not discounted.

     ADVERTISING COSTS. The Company advertises primarily through yellow page and radio advertisements in areas surrounding their auto dismantling stores. Advertising costs are expensed as incurred and totaled $1,836, $1,881, and $1,708 in 2002, 2001, and 2000, respectively.

     INCOME TAXES. The taxable income, along with any tax credits, of the Company and subsidiaries are included in the tax returns of the individual owners. Accordingly, no provision has been made for federal or state income taxes of the Company. The Company's U-Pull-It subsidiary, however, operates as a C Corporation and does have a tax obligation. Deferred tax assets are primarily the result of timing differences related to various accruals and depreciation. No valuation allowance has been established against these deferred tax assets as management believes that they will more likely than not be recognized.

     GOODWILL. Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired entities. Beginning January 1, 2002, the Company adopted Statement of Financial Accounting Standards
     (SFAS) No. 142, Financial Accounting Standards Board, "GOODWILL AND OTHER INTANGIBLE ASSETS" which eliminates the practice of amortizing goodwill, instead requiring the periodic evaluation of goodwill balances for impairment. This resulted in the elimination of the routine amortization of goodwill which amounted to $341 in the years ended December 31, 2001 and 2000.

     On an ongoing basis, management assesses the carrying value of intangible assets. If this review indicates that the carrying value of these assets may not be recoverable, the carrying value would be reduced to its estimated fair value. For the year ended December 31, 2002, the Company did not recognize an impairment on its intangible assets.

PICK-N-PULL AUTO DISMANTLERS
NOTES TO COMBINED FINANCIAL STATEMENTS                 (IN THOUSANDS OF DOLLARS)
================================================================================

3.   BALANCE SHEET COMPONENTS

     Property and equipment consists of the following at December 31:

                                                          2002          2001
                                                        --------      --------
     Land                                               $  9,013      $  8,612
     Land and leasehold improvements                      14,409        15,109
     Buildings                                               614           614
     Machinery, equipment and vehicles                    13,875        14,055
     Furniture and fixtures                                  313           265
     Property held for development                            --           574
     Construction in progress                                196            65
                                                        --------      --------
                                                          38,420        39,294
     Less accumulated depreciation and amortization      (11,910)      (10,588)
                                                        --------      --------
                                                        $ 26,510      $ 28,706
                                                        ========      ========

     On January 17, 2003, the Company entered into a Sale Agreement to sell its 50% interest in real property located in Maricopa, Arizona. The carrying value of the property held for sale is $553 at December 31, 2002, which approximates the sales price.

     Accrued expenses consists of the following at December 31:

                                                          2002          2001
                                                        --------      --------
     Accrued compensation                               $    445      $    696
     Accrued vacation                                        425           411
     Workers' compensation                                   350           260
     Accrued litigation costs                                100           100
     Accrued taxes                                           664           326
     Accrued interest                                         58            80
                                                        --------      --------
                                                        $  2,042      $  1,873
                                                        ========      ========


4.   ENVIRONMENTAL LIABILITIES

     The Company regularly reviews and evaluates its environmental liabilities. During 2002, the Company obtained additional information about the estimated potential remediation costs related to certain of the Company's operating sites. Based on this additional information, the Company increased its environmental reserves by $2,100.

PICK-N-PULL AUTO DISMANTLERS
NOTES TO COMBINED FINANCIAL STATEMENTS                 (IN THOUSANDS OF DOLLARS)
================================================================================

5.   RELATED PARTY TRANSACTIONS

     Amounts due to related parties are shown below at December 31:

                                                          2002          2001
                                                        --------      --------
     Schnitzer                                          $ 26,000      $ 28,757
                                                        --------      --------
                                                          26,000        28,757
     Less current portion                                 (3,500)       (1,750)
                                                        --------      --------
                                                        $ 22,500      $ 27,007
                                                        ========      ========

     AMOUNTS DUE TO SCHNITZER. The Company received cash advances from Schnitzer for working capital and other purposes, with interest payable monthly at the Wells Fargo Prime Rate less 2% (2.25% at December 31, 2002). Interest expense relating to the advances amounted to $733, $1,453, and $1,951 in 2002, 2001, and 2000, respectively.

     On February 22, 2002, the Company issued a term note to Schnitzer in the amount of $28,300,000, which was the approximate amount due Schnitzer for advances as of that date. Under the terms of the note, principal payments, calculated as 25% of Company net income, as defined, are due quarterly, and interest payments at the Wells Fargo Prime Rate less 2% are due monthly. The unpaid balance of the term note and any related accrued interest are due in full March 1, 2009.

     In addition to the amounts due to Schnitzer discussed above, the Company also had accrued expenses payable to Schnitzer at December 31, 2002 and 2001, in the amount of approximately $100 and $118, respectively, relating to accrued interest and other expenses.

     NOTES PAYABLE. The Company has a note payable to the member which bears interest at the prime rate less two percent (2.25% at December 31, 2002). The note is payable in interest only payments of approximately $12 per month through October 2002, with principal and interest payments of $34 per month thereafter through October 2012. Minimum principal payments are due as follows:

           2003                                         $    303
           2004                                              310
           2005                                              318
           2006                                              324
           2007                                              332
           Thereafter                                      1,713
                                                        --------
                                                           3,300
                                                            (303)
                                                        --------
                                                        $  2,997
                                                        ========

     LOAN GUARANTEE. The member has loans with a bank totaling $3,300 and $5,100 at December 31, 2002 and 2001, respectively, which are guaranteed by the Company. This guarantee includes all of bank borrowings which have been loaned to the Company from the member as described above.

PICK-N-PULL AUTO DISMANTLERS
NOTES TO COMBINED FINANCIAL STATEMENTS                 (IN THOUSANDS OF DOLLARS)
================================================================================

     TRANSACTIONS AFFECTING RECEIVABLES AND REVENUES. The Company sells scrap car metal to Schnitzer at scrap prices that approximate current market value and are renegotiated monthly. The Company also receives sales incentives based on tonnage delivered to Schnitzer Oakland. Sales to Schnitzer totaled $7,467, $6,376, and $6,186 in 2002, 2001, and 2000, respectively, including incentives. Included in accounts receivable at December 31, 2002 and 2001 is approximately $120 and $300, respectively, due from Schnitzer.

     TRANSACTIONS AFFECTING COST OF SALES. The Company purchased salvaged vehicles from the Oakland minority interest holder totaling $761, $726 and $684 in 2002, 2001, and 2000, respectively.

     TRANSACTIONS AFFECTING OPERATING EXPENSES. The Company leases certain real property from minority interest holders under operating leases. Rental expense related to these leases was $1,209, $1,174, and $1,128 in 2002, 2001, and 2000, respectively. The future minimum lease payments under these leases are as follows:

           2003                                         $  1,172
           2004                                              696
           2005                                              426
           2006                                              220
           2007                                              160
                                                        --------
           Total                                        $  2,674
                                                        ========

     Schnitzer provides certain management and data processing services to the Company under a shared services agreement. Charges under this agreement totaled $10, $8, and $51 in 2002, 2001, and 2000, respectively.


6.   COMMITMENTS AND CONTINGENCIES

     In addition to the related party leases described in Note 5, the Company also leases real property and improvements, operating facilities and vehicles from unrelated parties under noncancelable operating leases with original terms ranging up to eleven years. Rental expense related to these leases totaled $3,275, $2,953, and $2,251 for 2002, 2001, and 2000, respectively. The future minimum lease payments under these operating leases are as follows:

           2003                                         $  2,852
           2004                                            2,659
           2005                                            2,189
           2006                                            1,121
           2007                                              728
           Thereafter                                      1,076
                                                        --------
                                                        $ 10,625
                                                        ========

     Legal actions are pending against the Company in which claims for monetary damages are asserted. The Company has accrued amounts to provide for anticipated liabilities resulting from this litigation. Based on information currently available and the advice of legal counsel, management believes that the resolution of these matters will not have a significant adverse effect on the financial position, results of operations or cash flows of the Company.

PICK-N-PULL AUTO DISMANTLERS
NOTES TO COMBINED FINANCIAL STATEMENTS                 (IN THOUSANDS OF DOLLARS)
================================================================================


7.   EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) Profit Sharing Plan (the Plan) which is available to all full-time employees who are at least twenty-one years old and have completed twelve months and 1,000 hours of service. Participants may elect to contribute up to 15% of their taxable compensation or the statutorily prescribed limit, whichever is lower, to the Plan. The Company contributes matching funds equal to 25% of the first 6% of employee contributions. Company contributions totaled approximately $46, $48, and $48 in 2002, 2001, and 2000, respectively.